Exhibit 2.1(c)

                 THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      This Third Amendment ("Amendment") to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of January 31, 2005, by and among MicroMed Technology, Inc., a Delaware corporation ("MicroMed"), Salmon Express, Inc., a publicly traded Nevada corporation ("Salmon"), Salmon Acquisition Corp., a Nevada corporation and wholly owned subsidiary of Salmon ("Merger Sub"), and Pete Smith, Sr., an individual stockholder of Salmon (the "Salmon Stockholder"), is made and entered into to be effective for all purposes as of the 9th day of August 2005. Capitalized terms used but not defined herein shall have the meanings ascribed to those terms in the Merger Agreement.

      WHEREAS, Salmon, Merger Sub, the Salmon Stockholder and MicroMed each determined to engage in the Merger pursuant to which Merger Sub will merge with and into MicroMed, with MicroMed being the surviving corporation, and the outstanding shares of MicroMed shall be converted into shares of Salmon's common stock in the manner described in the Merger Agreement.

      WHEREAS, the parties still intend to consummate the transactions contemplated by the Merger Agreement and to proceed to Closing.

      WHEREAS, the Merger Agreement was previously amended by that certain First Amendment to Agreement and Plan of Merger dated as of May 17, 2005 and by that certain Second Amendment to Agreement and Plan of Merger dated as of July 29, 2005.

      WHEREAS, the parties desire to again amend certain sections of the Merger Agreement.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in reliance upon the representations and warranties hereinafter set forth, the parties hereto hereby agree as follows:

      A. Amendment of Section 3.2. Section 3.2 of the Merger Agreement is hereby amended and restated in its entirety as follows:

            "3.2 Immediately prior to the Closing, the authorized capital stock of the Company consists of 65,000,000 shares of common stock, $.001 par value per share, and no shares of preferred stock. Immediately prior to the Closing there will be 17,013,145 shares of common stock outstanding, no shares of preferred stock outstanding and outstanding options and warrants to purchase 2,849,915 shares of common stock."

      B. Full Force and Effect. Except as expressly amended herein, all other terms and provisions of the Merger Agreement remain in full force and effect and are hereby ratified and confirmed in all respects.

      C. Counterparts. This Amendment may be executed in one or more counterparts, each of which such counterparts shall be deemed an original and all of which together shall constitute one and the same Amendment.

      D. Recitals. The Recitals hereto are hereby incorporated into this Amendment as if fully stated herein.


                               [SIGNATURES FOLLOW]


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

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.



                                  MICROMED TECHNOLOGY, INC.


                                  By: /s/ Travis E. Baugh
                                      ------------------------------------------
                                  Name:  Travis E. Baugh
                                  Title: President and Chief Executive Officer


                                  SALMON EXPRESS, INC.


                                  By: /s/ Pete Smith, Sr.
                                      ------------------------------------------
                                  Name:  Pete Smith, Sr.
                                  Title: President


                                  SALMON STOCKHOLDER


                                  /s/ Pete Smith, Sr.
                                  ----------------------------------------------
                                  Name:  Pete Smith, Sr.


                                  SALMON ACQUISITION CORP.


                                  By: /s/ Pete Smith, Sr.
                                      ------------------------------------------
                                  Name:  Pete Smith, Sr.
                                  Title: President



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